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                                                                      Exhibit 13
                                                                      ----------

                              BENJAMIN MOORE & CO

                            SUPPLEMENTAL EXECUTIVE

                        RETIREMENT INCOME BENEFIT PLAN
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                             BENJAMIN MOORE & CO.

                            SUPPLEMENTAL EXECUTIVE

                        RETIREMENT INCOME BENEFIT PLAN

          The purpose of this Supplemental Executive Retirement Income Benefit Plan (the "Plan") is to provide a further means whereby Benjamin Moore & Co. (the "Company") may afford financial security to a select group of executives of the Company who render valuable services to the Company. The Plan constitutes an important contribution toward such executives' continued growth and success by providing for additional future compensation so that such executives may be retained and their productive efforts encouraged, all as provided herein.

                                       I

                                  DEFINITIONS
                                  -----------

          Except as defined herein, all terms used herein shall have the meaning set forth in the Benjamin Moore & Co. Revised Retirement Income Plan, as amended from time to time (the "Retirement Plan").

          Accrued Supplemental Retirement Benefit. "Accrued Supplemental
          ---------------------------------------
Retirement Benefit" means as of any date, the annual Supplemental Retirement Benefit to which an Executive would be entitled under the Plan, commencing on the Executive's Normal Retirement date (or, if later, the date of determination) in the mode of a single-life annuity and based on the Executive's Credit Years of Service and Average Earnings as of such date.

          Agreement. "Agreement" means the written agreement (substantially in
          ---------
the form attached to this Plan) that shall be entered into by the Company and an Executive evidencing the Executive's participation herein and specifying any terms or conditions applicable to such Executive.

          Actuarial Equivalent. "Actuarial Equivalent" means a benefit of
          --------------------
equivalent value to a benefit or benefits payable to an Executive hereunder, determined in accordance with the actuarial equivalent factors set forth in Table A of the Retirement Plan.

          Benefit Commencement Date. "Benefit Commencement Date" means the date
          -------------------------
an Executive receives or first begins to receive payment of benefits under this Plan, as applicable.

          Cause. An Executive's Employment shall be deemed to have been
          -----
terminated for "Cause" if such Termination of Employment is due to (a) the Executive's gross negligence or willful misfeasance or (b) the Executive's embezzlement or conviction of a felony.

          Change of Control. "Change of Control" means the occurrence during
          -----------------
the term of the Plan of:

               (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as

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          the term person is used for purposes of Section 13(d) or 14(d) of the
          Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change of Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person or which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (hereinafter for purposes of this Section 14, a "Subsidiary"), (B) the Company or its Subsidiaries, (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), or (D) any individual who is a member of the Incumbent Board or a relative of any such individual, or a group (within the meaning of Rule 13(d)-5(b)(1) promulgated under the 1934 Act) of which any such individual is a member.

               (2) The individuals who, as of August 13, 1996 are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such a new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (3) The consummation of:

                   (A) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transactions" is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where

                       (i) the stockholders of Company immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their

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          ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                       (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation,

                       (iii) no Person other than (A) Company, (B) any Subsidiary, (C) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation or reorganization by Company or any Subsidiary, or any (D) Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding Voting Securities owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

                   (B) A complete liquidation or dissolution of the Company; or

                   (C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur.

          Committee.  The "Committee" shall be such individuals as the Board of
          ---------
Directors may appoint to administer the Plan (which may be the entire Board of Directors), but if at any time the Board of Directors has not acted to appoint a Committee, then the Committee shall be the Compensation and Stock Option Plan Committee.

          Credited Years of Service.  "Credited Years of Service" shall have the
          -------------------------
meaning ascribed to it in the Retirement Plan plus any additional service the Committee shall in its discretion award to an Executive under the terms of his Agreement.

          Early Retirement.  "Early Retirement" means a Termination of
          ----------------
Employment by an Executive on an Early Retirement Date.

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          Early Retirement Benefit.  "Early Retirement Benefit" means a benefit
          ------------------------
calculated under Section 2.2.

          Employment.  "Employment" refers to full-time or substantially full-
          ----------
time employment by the Company or an affiliate.

          Executive.  An "Executive" is an employee of the Company designated by
          ---------
the Committee as a participant herein.

          Normal Retirement.  "Normal Retirement" means a Termination of
          -----------------
Employment by an Executive on or after his Normal Retirement Date.

          Normal Retirement Benefit.  "Normal Retirement Benefit" means a
          -------------------------
benefit calculated under Section 2.1.

          Primary Insurance Amount.  "Primary Insurance Amount" means the
          ------------------------
primary insurance amount payable on a monthly basis to the Executive on the later of his Benefit Commencement Date or attainment of his Normal Retirement Date (excluding any benefit payable on behalf of a spouse or other dependent) as provided under the Federal Social Security Act as in effect on such date. The Primary Insurance Amount shall be determined on the following assumptions, notwithstanding facts to the contrary:

               (1) The Executive's salary history shall begin with calendar year 1951 or the calendar year he attains age 22, whichever is later, and end with the calendar year preceding the calendar year in which occurs the later of his Benefit Commencement Date or his Normal Retirement Date (including years when he was not employed by the Company) (the "Salary History Period").

               (2) The Executive will be deemed to have earned waged in excess of the Social Security Act wage base during each year of the Salary History Period.

               (3) The Executive will be deemed to have been employed in the United States during each year of the Salary History Period.

               (4) The Executive's primary insurance amount under the Social Security Act will commence with the month in which the Executive attains his Normal Retirement Date or if his Termination of Employment occurs thereafter, the month in which occurs his Termination of Employment.

          Supplemental Retirement Benefit.  "Supplemental Retirement Benefit"
          -------------------------------
means the excess of (a) a single life annuity payable monthly commencing on the Executive's Normal Retirement Date (or, if later, the date of determination) and equal to one-twelfth of a percentage of the Executive's Average Earnings, with such percentage equal to the sum of (i) the product of 3% and the Executive's Credited Years of Service (for the first through fifteenth years), (ii) the product of 1% and the Executive's Credited Years of Service (for the sixteenth through twentieth years) and (iii) the product of 3/4% and the Executive's Credited Years of service (for the twenty-first through twenty-fifth years) over
(b) a single life annuity payable monthly commencing on the Executive's Normal Retirement Date (or, if later, the date of determination)

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and equal to the Actuarial Equivalent of the sum of (i) the Executive's Primary
Insurance Amount, (ii) his Retirement Income (not taking into account any adjustment thereto as a result of the application of the second sentence of
Section 4.5 of the Retirement Plan, but increased by the Actuarial Equivalent of any distributions to the Executive under Section 6.7 of the Retirement Plan prior to the date of determination), (iii) his excess benefit payable under the Benjamin Moore & Co. Excess Benefit Plan, as it may be amended from time to time, and (iv) his benefits under any other defined benefit pension plan of the Company or any of its affiliates.

          Termination of Employment.  "Termination of Employment" means the
          -------------------------
ceasing of the Executive's Employment for any reason whatsoever, whether voluntarily or involuntarily.

          Termination Benefit.  "Termination Benefit" means a benefit calculated
          -------------------
under Section 2.3.

          Years of Service.  "Years of Service" shall have the meaning ascribed
          ----------------
to it in the Retirement Plan plus any additional service the Committee shall in its discretion award to an Executive under the terms of his Agreement.

                                      II

                              RETIREMENT BENEFITS
                              -------------------

          2.1  Normal Retirement Benefit. Upon the first day of the month
          ------------------------------
coincident with or next following an Executive's Normal Retirement, the Company shall commence to pay to such Executive as a single life annuity a monthly Normal Retirement Benefit equal to the Executive's Accrued Supplemental Retirement Benefit.

          2.2  Early Retirement Benefit. If the Executive's Termination of
          -----------------------------
Employment occurs on or after the Executive's Early Retirement Date but prior to his Normal Retirement Date, the Company shall pay to such Executive as a single life annuity a monthly Early Retirement Benefit equal to the Executive's Accrued Supplemental Retirement Benefit. Such Early Retirement Benefit shall commence on the first day of the month coincident with or next following his attainment of age 65; provided, however, that upon the written request of the Executive, and with consent of the Committee, payment of the Executive's Early Retirement Benefit may commence on the first day of any month after the Executive's attainment of age 55; provided, further, that in such event the amount of the Early Retirement Benefit shall be determined by reducing the Executive's Accrued Supplemental Retirement Benefit by 0.5% for each month that the date of the commencement of payment precedes the date on which the Executive will attain age 62.

          2.3  Termination Benefit. Except as otherwise provided in Section 4.3,
          ------------------------
upon any Termination of Employment of the Executive before his Normal Retirement Date or Early Retirement Date for reasons other than death, Disability or Cause, the Company shall pay to such Executive a Termination Benefit equal to the vested portion of his Accrued Supplemental Retirement Benefit. Such Termination Benefit shall commence on the first day of the month coincident with or next following his attainment of age 65.

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          The Executive's vested portion of his Accrued Supplemental Retirement
Benefit shall be computed on the following basis:

          Years of Service                  Vested Percentages
          ----------------                  ------------------

            Less than 5                               0%

            5 or more                               100%


          Upon the written request of the Executive, and with the consent of the Committee, payment of the Executive's Termination Benefit may commence on the first day of any month commencing on or after the Executive's 55th birthday; provided, however, that the amount of such Termination Benefit shall be reduced by the applicable factor contained in Table A of the Retirement Plan.

          An Executive whose Employment is terminated by the Company for Cause prior to the date on which such Executive first becomes eligible for Early Retirement or Normal Retirement shall not be entitled to receive any benefit under the Plan.

          2.4  Disability. An Executive who becomes Disabled shall, any other
          ---------------
provision of the Plan to the contrary notwithstanding, be considered to be an Executive in the Employment of the Company, and, during the period the Executive continues to be Disabled, his Supplemental Retirement Benefit shall continue to accrue (based on the assumption that his Earnings as of the date he became Disabled continued at the same rate during the period he is Disabled and on the assumption that he has completed forty-five (45) Hours of Service during each week he is Disabled until his Normal Retirement Date).

          If an Executive ceases to be Disabled and does not resume active Employment with the Company, such Executive shall be deemed to have a Termination of Employment as of the date he ceased to be Disabled.

          2.5  Alternative Benefits. The normal form of an Executive's Normal
          -------------------------
Retirement Benefit, Early Retirement Benefit or Termination Benefit shall be a single life annuity. However, an Executive may elect to convert the Normal Retirement Benefit, Early Retirement Benefit or Termination Benefit, as the case may be, into any form of benefit offered under the Retirement Plan which is the Actuarial Equivalent of a single life annuity. Any such election must be made by the Executive in writing to the Committee no later than one year prior to the date on which distribution of his benefits is to commence; provided, however,
                                                           --------  -------
that the Executive may thereafter change such election with the consent of the Committee.

                                      III

                                DEATH BENEFITS
                                --------------

          3.1  Death Before Benefit Commencement Date. If an Executive dies
          -------------------------------------------
before his Benefit Commencement Date with a vested interest under the Plan, the Executive's surviving

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spouse, if any, shall, upon the date the Executive would have attained age 55 or, if late, the date of his death, commence to receive the contingent annuity the surviving spouse would have been entitled to receive had the Executive survived to such date, elected a 50% Contingent Annuity Option and died immediately thereafter.

          3.2  Death After Benefit Commencement Date. If an Executive dies after
          ------------------------------------------
his Benefit Commencement Date, the only death benefit payable under this Plan will be the death benefit, if any, payable under the alternative form of benefit elected by the Executive.

                                      IV

                                    PAYMENT
                                    -------

          4.1  Commencement of Payments. Payment or commencement of payments
          -----------------------------
under this Plan shall be made or begin as promptly as practicable following the occurrence of an event or the satisfaction of all conditions which entitles an Executive (or a Beneficiary) to payment or payments under this Plan.

          4.2  Withholdling; Unemployment Taxes. To the extent required by the
          -------------------------------------
law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld by the Federal or any state or local government. If the Company is required to withhold employment or other taxes prior to the payment of benefits under the Plan, the Company shall make appropriate arrangements with the Executive with respect to such withholding.

          4.3  Effect of Change of Control. Notwithstanding any other provision
          --------------------------------
of this Plan to the contrary, upon any Termination of Employment of the Executive following a Change of Control, the Company shall pay to the Executive within 30 days of such termination a lump sum payment equal to the Actuarial Equivalent of the Executive's Accrued Supplemental Retirement Benefit (whether or not then vested); provided, however, that (i) the reduction for commencement prior to age 62, if applicable, with respect to an Executive who is over age 55 but under age 62, shall be 0.5% for each month by which the Benefit Commencement Date precedes the date the Executive will attain age 62, and (ii) with respect to an Executive who is under age 55 at his Benefit Commencement Date, the lump sum shall be the Actuarial Equivalent as of the Benefit Commencement date of a deferred annuity, as determined under clause (i) above, commencing at age 55, and any of the factors specified in Table A of the Retirement Plan that are inconsistent with the foregoing shall not apply; provided, further, however, that any amendment to the Retirement Plan that changes the actuarial equivalent factors as set forth in Table A of the Retirement Plan which (x) are adopted after the date of the adoption of this Plan and (y) would have the effect of reducing the amount of the lump sum payment under this Section 4.3 shall not be effective with respect to any Executive that has not consented in writing to such amendment.

                                       V

                                ADMINISTRATION
                                --------------

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          5.1  Administration of Plan. The Committee shall administer the Plan
          ---------------------------
and interpret, construe and apply its provisions in accordance with its terms. The Committee shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan, including, but not limited to, such additional terms and conditions with respect to an Executive as the Committee, in its sole discretion, may deem necessary or advisable, which terms and conditions shall be set forth in the Executive's Agreement. All decisions of the Committee shall be by vote of a majority of its members or written consent of all of its members and shall be final and binding. Members of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee, but a member of the Committee shall not vote or act upon any matter which relates solely to such member as an Executive.

          5.2  Indemnification of Committee Members. The Company shall indemnify
          -----------------------------------------
and hold harmless each member of the Committee from any and all claims, loss, damages, expenses (including reasonable counsel fees approved by the Company), and liability (including any reasonable amounts paid in settlement with the Company's approval), arising from any act or omission of such member, except when the same is judicially determined to be due to the willful misconduct of such member.

                                      VI

                           AMENDMENT OR TERMINATION
                           ------------------------

          6.1  Company's Right to Amend or Terminate. The Company reserves the
          ------------------------------------------
sole right to terminate the Plan at any time and likewise to terminate any or all Agreements. Each Executive shall be fully vested in his Accrued Supplemental Retirement Benefit upon a termination of the Plan. The Company further reserves the right in its sole discretion to amend the Plan or any Agreement in any respect, provided, however, that no such amendment that adversely affects an Executive's rights with respect to benefits theretofore accrued by the Executive shall be effective unless the Executive consents to such amendments in writing. Notwithstanding the foregoing, the Plan (i) may not be amended or terminated at the request of any third party who has indicated an intent or taken steps to effectuate a Change of Control, or otherwise in connection with or in anticipation of a Change in Control and (ii) may not be amended following a Change in Control in any way that would adversely affect the rights of any Executive unless the Executive consents to such amendments in writing.

          6.2  Procedure for Amendment or Termination. Subject to the provisions
          -------------------------------------------
of Section 6.1, the Plan may be amended or terminated at any time by action of the Board of Directors and the Agreements may be amended or terminated at any time by action of the Committee.

                                      VII

                                 MISCELLANEOUS
                                 -------------

          7.1  No Right to Company Assets. Neither an Executive nor any other
          -------------------------------
person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific

                                       9
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funds or assets which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder, nor in or to any policy or policies of insurance on the life of an Executive owned by the Company. No trust shall be deemed to be created by the execution or adoption of this Plan or any Agreement, and any benefits which become payable hereunder shall be paid from the general assets of the Company. The Company may establish a trust pursuant to a trust agreement and make contributions thereto for the purpose of paying benefits hereunder; provided, however, that the establishment of or contributions to such trust shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. An Executive shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any assets of the Company.

          7.2  No Employment Rights. Nothing herein shall constitute a contract
          -------------------------
of continuing employment or in any manner obligate the Company to continue the service of an Executive, or obligate an Executive to continue in the service of the Company, and nothing herein shall be construed as fixing or regulating the compensation paid to an Executive.

          7.3  Nonassignability. Neither an Executive nor any other person shall
          ---------------------
have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an Executive or any other person, nor be transferable by operation of law in the event of any Executive's or any other person's bankruptcy or insolvency.

          7.4  Protective Provisions. The Executive will cooperate with the
          --------------------------
Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company. If an Executive refuses so to cooperate, the Company shall have no further obligation to the Executive under the Plan.

          7.5  Offset. If at the time payments or installments of payments are
          -----------
to be made hereunder an Executive or his surviving spouse is indebted to the Company, then the payments remaining to be made to the Executive or his surviving spouse or both may, at the discretion of the Board of Directors, be reduced by the amount of such indebtedness; provided, however, that an election by the Board of Directors not to reduce any such payment or payments shall not constitute a waiver of the Company's claim for such indebtedness.

          7.6  Infancy or Incompetence. If the Committee determines that any
          ----------------------------
person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for such person's benefit in accordance with applicable law, without responsibility for application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Plan, the Company and the Committee (if any).

                                       10
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          7.7  Forfeiture of Payments. If the Company is unable to make payment
          ---------------------------
to any Executive or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Executive or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Executive or other person as shown on the records of the Company), such payment and all subsequent payments otherwise due to such Executive or other person shall be forfeited twenty-four (24) months after the date such payment first become due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively, no later than sixty (60) days after the date on which the Executive or person is identified or located.

          7.8  Gender and Number. Wherever appropriate herein, the masculine may
          ----------------------
mean the feminine and the singular may mean the plural or vice versa.

          7.9  Notice. Any notice required or permitted to be given to the
          -----------
Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of the delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

          7.10 Validity. In the event any provision of this Plan is held
          -------------
invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          7.11 Applicable Law. This Plan shall be governed and construed in
          -------------------
accordance with the laws of the State of New Jersey without regard to conflicts of law principles, except to the extent permitted by federal law.

                                       11